Exhibit 21.1

IPSCO Inc.

2006 - FORM 10-K

SUBSIDIARIES

Set out below are IPSCO’s significant subsidiaries, each of which is wholly owned, and their jurisdictions of incorporation:

Canada

IPSCO Canada Inc. (Canada Corporation)

IPSCO Direct Inc. (Alberta Corporation)

IPSCO Finance (Canada) Corporation (Nova Scotia Unlimited Liability Company)

IPSCO Investments Canada Company (Nova Scotia Unlimited Liability Company)

IPSCO Recycling Inc. (Canada Corporation)

IPSCO Sales Inc. (Canada Corporation)

IPSCO Saskatchewan Inc. (Canada Corporation)

General Scrap Partnership (Saskatchewan General Partnership)

Western Steel Limited (British Columbia Corporation)

New Gensubco Inc. (Manitoba Corporation)

Sametco Auto Inc. (Manitoba Corporation)

United States

IPSCO AFC Inc. (Delaware Corporation)

IPSCO Construction Inc. (Alabama Corporation)

IPSCO Enterprises Inc. (Delaware Corporation)

IPSCO Finance GP (Delaware General Partnership)

IPSCO Finance (US) Corporation LLC (Delaware Limited Liability Company)

IPSCO Koppel Tubulars Corporation (Pennsylvania Corporation)

IPSCO Minnesota Inc. (Delaware Corporation)

IPSCO Preferred LLC (Delaware Limited Liability Company)

IPSCO Sales Inc. (Delaware Corporation)

IPSCO Steel Inc. (Delaware Corporation)

IPSCO Steel (Alabama) Inc. (Alabama Corporation)

IPSCO Texas Inc. (Delaware Corporation)

IPSCO Tubulars (KY) Incorporated (Kentucky Corporation)

IPSCO Tubulars Inc. (Delaware Corporation)

IPSCO Tubulars (OK) Incorporated (Oklahoma Corporation)

General Scrap Inc. (Delaware Corporation)

NS Group, Inc. (Kentucky Corporation)

UPOS GP, LLC (Kentucky Limited Liability Company)

UPOS, LLC (Kentucky Limited Liability Company)

Ultra Premium Oilfield Services Ltd. (Kentucky Limited Partnership)

Pacific Western Steel Limited (Washington Corporation)